EXECUTION COPY

RUBY TUESDAY, INC.

$85,000,000 8.19% Amended and Restated Senior Secured Notes, Series A, due April 1, 2010

$65,000,000 8.92% Amended and Restated Senior Secured Notes, Series B, due April 1, 2013

______________

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

_____________

Dated as of May 21, 2008

TABLE OF CONTENTS

(Not a part of the Agreement)

SECTION 1.	Amendment and Restatement	1
Section 1.1.	Amendment and Restatement	1
Section 1.2.	Agreement of Purchasers	1
SECTION 2.	Guaranty Agreement; Security for Notes	2
Section 2.1.	Guaranty Agreement	2
Section 2.2.	Security for the Notes	2
Section 2.3.	Tax Classification of Notes	2
SECTION 3.	Closing	2
SECTION 4.	Conditions Precedent	2
Section 4.1.	Representations and Warranties	2
Section 4.2.	Performance; No Default	2
Section 4.3.	Certificates	3
Section 4.4.	Guaranty Agreement; Pledge Agreement; Intercreditor Agreement 3
Section 4.5.	Opinion of Counsel	3
Section 4.6.	Amendment Fee	4
Section 4.7.	Payment of Special Counsel Fees	4
Section 4.8.	Private Placement Number	4
Section 4.9.	Notes	4
Section 4.10.	Accrued Interest on Original Notes	4
Section 4.11.	Effective Date Prepayments	4
Section 4.12.	Bank Amendment; Franchise Facility Amendment	4
Section 4.13.	Proceedings and Documents	4
SECTION 5.	Representations and Warranties of the Company	4
Section 5.1.	Organization; Power and Authority	5
Section 5.2.	Authorization, Etc	5
Section 5.3.	Disclosure	5
Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates 5
Section 5.5.	Financial Statements	6
Section 5.6.	Compliance with Laws, Other Instruments, Etc	6

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Section 5.7.	Governmental Authorizations, Etc	6
Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders 7
Section 5.9.	Taxes	7
Section 5.10.	Title to Property; Leases	7
Section 5.11.	Licenses, Permits, Etc	8
Section 5.12.	Compliance with ERISA	8
Section 5.13.	Private Offering by the Company	9
Section 5.14.	Use of Proceeds; Margin Regulations	9
Section 5.15.	Existing Debt; Future Liens	9
Section 5.16.	Existing Investments	10
Section 5.17.	Foreign Assets Control Regulations, Etc	10
Section 5.18.	Status under Certain Statutes	10
Section 5.19.	Environmental Matters	10
Section 5.20.	Notes Rank Pari Passu	10
Section 5.21.	Perfection of Security Interest	11
SECTION 6.	Representations of the Purchasers	11
Section 6.1.	Purchase for Investment	11
Section 6.2.	Source of Funds	11
SECTION 7.	Information as to Company	12
Section 7.1.	Financial and Business Information	12
Section 7.2.	Officer’s Certificate	15
Section 7.3.	Inspection	16
SECTION 8.	Prepayment of the Notes	16
Section 8.1.	Maturity	16
Section 8.2.	Optional Prepayments with Make-Whole Amount	17
Section 8.3.	Allocation of Partial Prepayments	17
Section 8.4.	Maturity; Surrender, Etc	17
Section 8.5.	Purchase of Notes	17
Section 8.6.	Make-Whole Amount	18
Section 8.7.	Offer to Prepay Notes in the Event of a Change in Control	19
Section 8.8.	Additional Required Offers to Prepay	21
SECTION 9.	Affirmative Covenants	23
Section 9.1.	Compliance with Law	23

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Section 9.2.	Insurance	23
Section 9.3.	Maintenance of Properties	23
Section 9.4.	Payment of Taxes and Claims	23
Section 9.5.	Corporate Existence, Etc	24
Section 9.6.	Guaranty Agreement	24
Section 9.7.	Additional Subsidiaries	25
Section 9.8.	Pledged Assets	25
SECTION 10.	Negative Covenants	26
Section 10.1.	Fixed Charges Coverage Ratio	26
Section 10.2.	Adjusted Total Debt to Consolidated EBITDAR Ratio	26
Section 10.3.	Consolidated Net Worth	27
Section 10.4.	Debt	27
Section 10.5.	Liens	28
Section 10.6.	Merger, Consolidation, Etc	30
Section 10.7.	Sale of Assets, Etc	31
Section 10.8.	Nature of Business	31
Section 10.9.	Transactions with Affiliates	31
Section 10.10.	Redesignation of Restricted and Unrestricted Subsidiaries	32
Section 10.11.	Limitation on Capital Expenditures	32
Section 10.12.	Investments, Loans, Etc	32
Section 10.13.	Restricted Payments	34
Section 10.14.	Prepayment of Other Debt, Etc	35
Section 10.15.	Hedging Agreements	35
SECTION 11.	Events of Default	35
SECTION 12.	Remedies on Default, Etc	38
Section 12.1.	Acceleration	38
Section 12.2.	Other Remedies	38
Section 12.3.	Rescission	39
Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc	39
SECTION 13.	Registration; Exchange; Substitution of Notes	39
Section 13.1.	Registration of Notes	39
Section 13.2.	Transfer and Exchange of Notes	39
Section 13.3.	Replacement of Notes	40

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SECTION 14.	Payments on Notes	40
Section 14.1.	Place of Payment	40
Section 14.2.	Home Office Payment	40
SECTION 15.	Expenses, Etc	41
Section 15.1.	Transaction Expenses	41
Section 15.2.	Survival	41
SECTION 16.	Survival of Representations and Warranties; Entire Agreement	41
SECTION 17.	Amendment and Waiver	42
Section 17.1.	Requirements	42
Section 17.2.	Solicitation of Holders of Notes	42
Section 17.3.	Binding Effect, Etc	43
Section 17.4.	Notes Held by Company, Etc	43
SECTION 18.	Notices	43
SECTION 19.	Reproduction of Documents	43
SECTION 20.	Confidential Information	44
SECTION 21.	[Intentionally Omitted]	45
SECTION 22.	Miscellaneous	45
Section 22.1.	Successors and Assigns	45
Section 22.2.	Submission to Jurisdiction	45
Section 22.3.	Appointment of Agent	45
Section 22.4.	Payments Due on Non-Business Days	46
Section 22.5.	Severability	46
Section 22.6.	Construction	46
Section 22.7.	Counterparts	46
Section 22.8.	Governing Law	46

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ATTACHMENTS TO NOTE PURCHASE AGREEMENT:

SCHEDULE A	—	Information Relating to Purchasers
SCHEDULE B	—	Defined Terms
SCHEDULE 4.11	—	Prepayments on Effective Date
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.11	—	Patents, Etc.
SCHEDULE 5.14	—	Use of Proceeds
SCHEDULE 5.15	—	Existing Debt; Future Liens
SCHEDULE 5.16	—	Existing Investments
SCHEDULE 10.4	—	Existing Debt
SCHEDULE 10.5	—	Existing Liens
EXHIBIT 1(a)	—	Form of 8.19% Amended and Restated Senior Secured Note,
Series A, due April 1, 2010
EXHIBIT 1(b)	—	Form of 8.92% Amended and Restated Senior Secured Note,
Series B, due April 1, 2013
EXHIBIT 2	—	Form of Guaranty Agreement
EXHIBIT 3	—	Form of Pledge Agreement
EXHIBIT 4	—	Form of Intercreditor Agreement
EXHIBIT 4.5	—	Form of Opinion of Special Counsel for the Company and the Guarantors

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RUBY TUESDAY, INC.

150 WEST CHURCH AVENUE

MARYVILLE, TENNESSEE 37801

8.19% Amended and Restated Senior Secured Notes, Series A, due April 1, 2010

8.92% Amended and Restated Senior Secured Notes, Series B, due April 1, 2013

Dated as of May 21, 2008

TO THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

Reference is hereby made to that certain Note Purchase Agreement dated as of April 1, 2003 (the “Original Note Purchase Agreement”) between Ruby Tuesday, Inc., a Georgia corporation (the “Company”), and each of the institutional investors named in Schedule A attached thereto, under and pursuant to which the Company issued (a) $85,000,000 original aggregate principal amount of its 4.69% Senior Notes, Series A, due April 1, 2010 (the “Original Series A Notes”) and (b) $65,000,000 original aggregate principal amount of its 5.42% Senior Notes, Series B, due April 1, 2013 (the “Original Series B Notes”). The Original Series A Notes and the Original Series B Notes are collectively referred to herein as the “Original Notes.” Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

The Company agrees with the holders of Notes listed in the attached Schedule A (the “Purchasers”) as follows:

SECTION 1.	AMENDMENT AND RESTATEMENT.

Section 1.1.     Amendment and Restatement. The Company now desires to amend and restate (a) the Original Note Purchase Agreement to be in the form of this Agreement and (b)(i) the Original Series A Notes to be the $85,000,000 aggregate principal amount of its 8.19% Senior Notes, Series A, due April 1, 2010 (the “Series A Notes”) and (ii) the Original Series B Notes to be the $65,000,000 aggregate principal amount of its 8.92% Senior Notes, Series B, due April 1, 2013 (the “Series B Notes”). The Series A Notes and the Series B Notes are collectively referred to herein as the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement. The Series A Notes and the Series B Notes shall be substantially in the form set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

Section 1.2.     Agreement of Purchasers. In consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Purchasers have agreed to the amendment and restatement described in this Section 1. Accordingly, subject to the terms and conditions hereof and on the basis of the representations and warranties herein contained or incorporated herein by reference, the parties hereto hereby agree that, from and after the fulfillment of the conditions set forth in Section 4, the Original Note Purchase Agreement shall be deemed to be amended and restated in the form of this Agreement.

SECTION 2.	GUARANTY AGREEMENT; SECURITY FOR NOTES.

Section 2.1.     Guaranty Agreement. The obligations of the Company hereunder, under the Collateral Documents and under the Notes are absolutely, unconditionally and irrevocably guaranteed by each Guarantor and each other Subsidiary from time to time required to guaranty the Notes pursuant to Section 9.6 pursuant to that certain Amended and Restated Subsidiary Guaranty Agreement dated as of May 21, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”) substantially in the form of Exhibit 2.

Section 2.2.     Security for the Notes. To secure the full and complete payment and performance of the obligations of the Company hereunder, the Company will enter into the Collateral Documents.

Section 2.3.     Tax Classification of Notes. The Company will treat the Notes as indebtedness of the Company for all income tax purposes.

SECTION 3.	CLOSING.

The closing of the amendment and restatement contemplated by Section 1 shall occur at the offices of Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois 60606, at 10:00 a.m., Chicago, Illinois time, on May 21, 2008 (the “Effective Date”) or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers.

SECTION 4.	CONDITIONS PRECEDENT.

This Agreement and the amendment and restatement of the Original Note Purchase Agreement provided for herein shall only become effective at such time as all of the following conditions precedent shall have been satisfied:

Section 4.1.	Representations and Warranties.

(a)       The representations and warranties of the Company in this Agreement and in the Pledge Agreement shall be correct when made and on the Effective Date.

(b)       The representations and warranties of each Guarantor in the Guaranty Agreement shall be correct when made and on the Effective Date.

Section 4.2.     Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Effective Date, and no Default or Event of Default shall have occurred and be continuing.

Section 4.3.	Certificates.
(a)	Officer’s Certificate.

(1)       The Company shall have delivered to the Purchasers an Officer’s Certificate, dated the Effective Date, certifying that the conditions specified in Sections 4.1(a) and 4.2 have been fulfilled.

(2)       Each Guarantor shall have delivered to the Purchasers an Officer’s Certificate, dated the Effective Date, certifying that the conditions specified in Section 4.1(b) have been fulfilled.

(b)	Secretary’s Certificate.

(1)       The Company shall have delivered to the Purchasers a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Pledge Agreement and this Agreement.

(2)       Each Guarantor shall have delivered to the Purchasers a certificate certifying as to the resolutions attached thereto and other corporate or similar proceedings relating to the authorization, execution and delivery of the Guaranty Agreement.

Section 4.4.     Guaranty Agreement; Pledge Agreement; Intercreditor Agreement.

(a)       The Guaranty Agreement shall have been duly authorized, executed and delivered by each Guarantor and shall be in full force and effect and the Purchasers shall have received a duly executed copy thereof.

(b)       The Pledge Agreement shall have been duly authorized, executed and delivered by the Company and shall be in full force and effect and the Purchasers shall have received a duly executed copy thereof. The Collateral Agent shall have received all certificates evidencing any certificated equity interests pledged to the Collateral Agent pursuant to the Pledge Agreement together with duly executed stock powers attached thereto. Each Purchaser shall have received UCC financing statements for the Company and each Guarantor for each appropriate jurisdiction as is necessary, in the Required Holders’ reasonable judgment, to perfect the Collateral Agent’s security interest in the Pledged Collateral (as defined in the Pledge Agreement).

(c)       The Intercreditor Agreement shall have been duly authorized, executed and delivered by each Person party thereto and shall be in full force and effect and the Purchasers shall have received a duly executed copy thereof.

Section 4.5.     Opinion of Counsel. The Purchasers shall have received an opinion in form and substance satisfactory to the Required Holders, dated the Effective Date from Hunton & Williams LLP, special counsel for the Company and the Guarantors, covering the matters set forth in Exhibit 4.5 and covering such other matters incident to the transactions contemplated hereby as the Required Holders or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to each Purchaser).

Section 4.6.     Amendment Fee. The Company shall have paid each Purchaser an amendment fee equal to 0.25% of the aggregate principal amount of Notes held by such Purchaser as set forth on Schedule A hereto.

Section 4.7.     Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Effective Date the reasonable fees, charges and disbursements of Schiff Hardin LLP, special counsel to the Purchasers, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.

Section 4.8.     Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

Section 4.9.     Notes. The Company will deliver to each Purchaser the Notes of each series to be delivered to such Purchaser as set forth on Schedule A attached hereto dated the Effective Date and registered in such Purchaser’s name (or in the name of its nominee).

Section 4.10.   Accrued Interest on Original Notes. The Company shall have paid all accrued and unpaid interest on the Original Notes to and including the Effective Date to each holder of Notes.

Section 4.11.   Effective Date Prepayments. The Company shall have prepaid the Original Notes held by the Purchasers set forth in Schedule 4.11 in the amounts set forth each such Purchaser’s name in such Schedule.

Section 4.12.   Bank Amendment; Franchise Facility Amendment. Each Purchaser shall have received a certified copy of (a) the fully executed amendment agreement to the Bank Credit Agreement of even date herewith and (b) the fully executed amendment agreement to the Franchise Facility Credit Agreement of even date herewith, each in form and substance satisfactory to the Required Holder(s).

Section 4.13.   Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Required Holder(s) and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.     Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Note Documents and to perform the provisions hereof and thereof.

Section 5.2.     Authorization, Etc. This Agreement, the Notes and the other Note Documents have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the other Note Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.     Disclosure. This Agreement, the other Note Documents, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since June 5, 2007, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

Section 5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and if such Subsidiary is, on the Effective Date, a Restricted Subsidiary and/or Significant Subsidiary, (2) of the Company’s Affiliates known to it, other than Subsidiaries and (3) of the Company’s directors and senior officers.

(b)       All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)       Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)       No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

Section 5.5.     Financial Statements. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6.     Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Notes and the other Note Documents will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.     Governmental Authorizations, Etc. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 6.1, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the other Note Documents.

Section 5.8.     Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)       Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.     Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. No Senior Financial Officer of the Company knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 6, 2006.

Section 5.10.   Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement other than those properties as to which the failure to have good and sufficient title could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases to which the Company or any of Restricted Subsidiary is a party to are valid and subsisting and are in full force and effect in all material respects, other than those leases as to which the failure to be valid, subsisting or in full force and effect in all material respects could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.11.	Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,

(a)       the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade names and domain names or rights thereto necessary for the performance of their business, taken as a whole, without known conflict with the rights of others, except where the failure to so own or possess such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)       to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, domain name or other right owned by any other Person; and

(c)       to the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name, domain name or other right owned or used by the Company or any of its Restricted Subsidiaries, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.12.   Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not result, individually or in the aggregate, in a Material Adverse Effect.

(b)       The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(c)       The Company and its ERISA Affiliates have not incurred withdrawal liabilities (or, to the knowledge of the Company, are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, would result in a Material Adverse Effect.

(d)       The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its ERISA Affiliates could not reasonably be expected to result in a Material Adverse Effect.

(e)       The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.   Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes, the Guaranty Agreement or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 50 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes and the Guaranty Agreement at a private sale for investment. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 6.1, neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the delivery of the Guaranty Agreement to the registration requirements of Section 5 of the Securities Act.

Section 5.14.   Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated total assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.   Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of May 1, 2008, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit

(or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)       Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien arising after the Effective Date not permitted by Section 10.5.

Section 5.16.   Existing Investments. Schedule 5.16 sets forth a complete list of all outstanding Investments of the Company and its Restricted Subsidiaries as of May 1, 2008, since which date there has been no Material change in the aggregate amount of such Investments.

Section 5.17.   Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Anti-Terrorism Order, the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Section 5.18.   Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.19.   Environmental Matters. Neither the Company nor any Restricted Subsidiary has received any notice of any Environmental Liability, and no proceeding has been instituted raising any Environmental Liability against the Company or any of its Restricted Subsidiaries, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing:

(a)       neither the Company nor any Restricted Subsidiary has knowledge of any basis or facts which would give rise to any Environmental Liability, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b)       neither the Company nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law, including any requirement to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(c)       neither the Company or any of its Restricted Subsidiaries has become subject to any Environmental Liability except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

Section 5.20.   Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all obligations under the Bank Credit Agreement.

Section 5.21.   Perfection of Security Interest. The Pledge Agreement creates in favor of the Collateral Agent (for the benefit of the holders of Senior Secured Obligations) a valid security interest in, and Lien on, the Pledged Collateral, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.     Purchase for Investment. Each Purchaser represents that it is (i) an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act and (ii) purchasing the Notes and Guaranty Agreement for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof provided that the disposition of such Purchaser’s or their property shall at all times be within its or their control. Each Purchaser understands that neither the Notes nor the Guaranty Agreement have been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes or the Guaranty Agreement.

Section 6.2.     Source of Funds. Each Purchaser represents that at the time of its purchase of Notes presently held by it at least one of the following statements was an accurate representation as to each source of funds (a “Source”) used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser:

(a)       the Source is an “insurance company general account” within the meaning of, and in compliance with, Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners’ Annual Statement filed with such Purchaser’s state of domicile; or

(b)       the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990) or (2) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(c)       the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

(d)	the Source is a governmental plan; or

(e)       the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

(f)        the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.

Section 7.1.     Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)       Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(1)       an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(2)       unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)       Annual Statements — within 90 days after the end of each fiscal year of the Company, duplicate copies of:

(1)       an audited consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(2)       audited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery (i) within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission and (ii) within 120 days after the end of such fiscal year of the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)       Consolidating Statements relating to Required Consolidation — commencing with the Company’s first fiscal quarter for which the Company is required, and continuing for so long as the Company is required, pursuant to FASB Interpretation 46(R) (“FIN 46”) or any other authoritative accounting guidance (collectively, “Authoritative Guidance”), to consolidate its Franchise Partners or any other less than 100% owned entity not previously required, under GAAP as in effect on December 31, 2002, to be so consolidated (collectively, the “Consolidated Entities”), each set of financial statements delivered pursuant to paragraphs (a) and (b) above shall be accompanied by unaudited financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) covering each of the following:

(i)        the Company and its Subsidiaries on a consolidated basis, before giving effect to any consolidation of the Consolidated Entities;

(ii)	the Consolidated Entities on a consolidated basis; and

(iii)      consolidating statements reflecting eliminations or adjustments required in order to reconcile the consolidated statements referred to in subclauses

(i) and (ii) above with the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above,

setting forth in each case (commencing, in the case of the consolidation of any Consolidated Entity pursuant to Authoritative Guidance, with the Company’s fiscal quarter that is four fiscal quarters following such consolidation) in comparative form the figures for the corresponding periods in the previous fiscal year.

(d)       Unrestricted Subsidiaries — at such time as either (1) the aggregate amount of the total assets of all Unrestricted Subsidiaries exceeds an amount equal to 20% of the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP or (2) one or more Unrestricted Subsidiaries account for more than 20% of the consolidated revenues of the Company and its Subsidiaries determined in accordance with GAAP, within the respective periods provided in paragraphs (a) and (b) above, then each set of financial statements delivered pursuant to paragraphs (a) and (b) above shall be accompanied by unaudited financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) covering the Unrestricted Subsidiaries on a consolidated basis together with unaudited consolidating statements reflecting eliminations or adjustments required in order to reconcile such financial statements to the corresponding consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above;

(e)       SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;

(f)        Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware (1) of the existence of any Default or Event of Default, (2) that any Person has given any written notice or taken any affirmative action with respect to a claimed default hereunder or (3) that any Person has given any written notice or taken any affirmative action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(g)       ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1)       with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Effective Date; or

(2)       the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3)       any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(h)       Notices from Governmental Authority — promptly, and in any event within 30 days after a Responsible Officer becoming aware thereof, written notice of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Company, affecting the Company or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(i)        Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2.     Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)       Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence and, in the case of Section 10.7, (1) the then current amount of Debt permitted to be outstanding under each revolving credit facility that, pursuant to clause (ii)(B) of the second paragraph of Section 10.7, has been paid or prepaid during the immediately preceding period of 365 days and (2) the then current amount of Debt outstanding under such revolving credit facility); and

(b)       Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.     Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)       No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)       Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

SECTION 8.	PREPAYMENT OF THE NOTES.
Section 8.1.	Maturity.

(a)       The Company will pay the entire outstanding principal amount of the Series A Notes on April 1, 2010.

(b)       The Company will pay the entire outstanding principal amount of the Series B Notes on April 1, 2013.

Section 8.2.     Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.     Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.     Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.     Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least fifteen (15) Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten (10) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.     Make-Whole Amount. The term “Make-Whole Amount” shall mean, with respect to any Note of a series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” shall mean, with respect to any Note of a series, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note of a series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes of such series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (ii) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

“Remaining Average Life” shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note of a series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1; provided, further, that in connection with any optional prepayment of the Notes pursuant to Section 8.2, “Remaining Scheduled Payments” shall be calculated using an interest rate of 4.69% for the Series A Notes and 5.42% for the Series B Notes.

“Settlement Date” shall mean, with respect to the Called Principal of any Note of a series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.	Offer to Prepay Notes in the Event of a Change in Control.

(a)       Notice of Change in Control or Control Event. The Company will, within 10 days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.7(b). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.7(c) and shall be accompanied by the certificate described in Section 8.7(g).

(b)       Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (1) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.7(c), accompanied by the certificate described in Section 8.7(g), and (2) contemporaneously with such action, the Company prepays all Notes required to be prepaid in accordance with this Section 8.7.

(c)       Offer to Prepay Notes. The offer to prepay Notes contemplated by Sections 8.7(a) and (b) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by Section 8.7(a), such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

(d)       Rejection; Acceptance. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute an acceptance of such offer by such holder.

(e)       Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date, except as provided by Section 8.7(f).

(f)        Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by Section 8.7(c) and accepted in accordance with Section 8.7(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change in Control and the prepayment are expected to occur and (3) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control automatically shall be deemed rescinded without penalty or other liability).

(g)       Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying (1) the Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that the failure by a holder to respond to such offer by the deadline established in Section 8.7(d) shall result in such offer to such holder being deemed accepted, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change in Control.

(h)       “Change in Control” shall mean the occurrence of one or more of the following events: (1) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder in effect on the date hereof); (2) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of 30%

or more of the outstanding shares of the voting stock of the Company; (3) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the current board of directors nor (ii) appointed by directors so nominated; (4) the occurrence of a “Change in Control” under and as defined in the Bank Credit Agreement or (5) the occurrence of a “Change in Control” under and as defined in the Franchise Partner Master Facility.

(i)        “Control Event” shall mean (1) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, (2) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control or (3) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date hereof) or related persons constituting a group (as such term is used in Section 13(d)-5 under the Exchange Act as in effect on the date hereof) to the holders of the common stock of the Company or of any of its Affiliates, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

Section 8.8.	Additional Required Offers to Prepay.
(a)	Scheduled Offers to Prepay.

(1)       No later than July 19, 2008, the Company will offer to prepay $1,384,598 aggregate principal amount of the Notes on August 19, 2008.

(2)       No later than October 17, 2008, the Company will offer to prepay $1,384,598 aggregate principal amount of the Notes on November 17, 2008.

(b)       Quarterly Offers to Prepay. No later than 30 days prior to the end of each fiscal quarter of the Company, the Company will offer to prepay $2,000,000 aggregate principal amount (or such lesser amount as is then outstanding) of the Notes.

(c)       Offers to Prepay with Excess Cash Flow. Beginning with the fiscal year ended June 3, 2008, (1) within the earlier of the date that is 90 days after the end of each fiscal year of the Company and the date that is two days after the date the information required by Section 7.1(b) is filed with the SEC for such fiscal year and (2) within the earlier of the date that is 45 days after the end of the second fiscal quarter of each fiscal year of the Company and the date that is two days after the date such information required by Section 7.1(a) is filed with the SEC for such fiscal quarter, the Company shall offer to prepay the Notes in an amount equal to the Excess Cash Flow Amount for the six month period ending as of the end of such fiscal year or such second fiscal quarter.

(d)       Offers to Prepay in Connection with Commitment Reductions. If the Aggregate Revolving Commitments (as defined in the Bank Credit Agreement) or the Aggregate Revolving Committed Amounts (as defined in the Bank Credit Agreement) are reduced under the Bank Credit Agreement (other than in connection with (1) a prepayment of the Notes contemplated by clauses (a), (b) or (c) above or (2) a refinancing or replacement of the Bank Credit Agreement; provided, that the aggregate commitments under the refinancing or replacement credit agreement are at least equal to the aggregate commitments under the Bank Credit Agreement immediately prior to such refinancing or replacement), the Company shall simultaneously therewith offer to prepay the Notes as hereafter provided in an amount sufficient to provide that the aggregate principal amount of the Notes and the Aggregate Revolving Commitments or the Aggregate Revolving Committed Amounts, as applicable, under the Bank Credit Agreement are reduced on a pro rata basis.

(e)       Notice and Offer. In connection with any required offer to prepay the Notes referred to in paragraphs (a), (b), (c) or (d) above, the Company shall, no later than the date specified in the applicable paragraph, give written notice of such event (an “Offer to Prepay Event”) to each holder of Notes. Such notice shall contain, and shall constitute, an irrevocable offer to prepay the Notes in the aggregate amount required pursuant to the applicable paragraph on the date specified in such notice (the “Offered Prepayment Date”) which date shall be 30 days after such notice.

(f)        Acceptance and Payment. A holder of Notes may accept or reject an offer to prepay pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least five days prior to the Offered Prepayment Date. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder; provided, that any holder of a Note may, by written notice to the Company, elect to have such holder’s failure to respond to any offer to prepay be deemed to be an acceptance of such offer by such holder until such notice is rescinded by such holder in writing. If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Offered Prepayment Date. Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Offered Prepayment Date but, in any case, without any Make-Whole Amount. In the event no holder of Notes accepts an offered prepayment of the Notes pursuant to this Section 8.8, the Company shall be permitted to retain such proceeds for use in the operations of the business of the Company and its Subsidiaries.

(g)       Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (1) the Offered Prepayment Date; (2) that such offer is being made pursuant to this Section 8.8 and that the failure by a holder to respond to such offer by the deadline established in Section 8.8(f) shall result in such offer to such holder being deemed rejected (unless otherwise elected in a written notice previously delivered to the Company); (3) the principal amount of Notes being offered to be prepaid; (4) that the conditions of this Section 8.8 have been satisfied and (5) in reasonable detail, a description of the nature of the event giving rise to such offer of prepayment.

SECTION 9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.     Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.     Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except for any non-maintenance that could not reasonably be expected to have a Material Adverse Effect.

Section 9.3.     Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if, in the good faith judgment of the Company, such discontinuance is desirable in the conduct of its business and such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.     Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and by appropriate proceedings and (b)(i) the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate (other than taxes, assessments or claims the Company or a Subsidiary is contesting in accordance with provisions set forth in clause (a) above and for which reserves have been established in accordance with clause (b)(i) above) could not reasonably be expected to have a Material Adverse Effect.

Section 9.5.     Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or another Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.     Guaranty Agreement. (a)(1) Concurrently with any Subsidiary becoming obligated as a co-obligor or guarantor in respect of any obligations existing under the Bank Credit Agreement, the Company shall cause such Subsidiary to execute and deliver a supplement to the Guaranty Agreement (a “Supplement”) in the form of Exhibit A to the Guaranty Agreement.

(2)       Concurrently with the delivery by any Subsidiary of a Supplement pursuant to Section 9.6(a)(1), the Company shall cause such Subsidiary to deliver to each holder of Notes (i) such documents and evidence with respect to such Subsidiary as any holder may reasonably request in order to establish the existence and good standing of such Subsidiary and evidence that the Board of Directors of such Subsidiary has adopted resolutions authorizing the execution and delivery of such Supplement, (ii) evidence of compliance with such Subsidiary’s outstanding Debt instruments in the form of (A) a compliance certificate from such Subsidiary to the effect that such Subsidiary is in compliance with all terms and conditions of its outstanding Debt instruments, (B) consents or approvals of the holder or holders of any evidence of Debt or Security, and/or (C) amendments of agreements pursuant to which any evidence of Debt or Security may have been issued, all as may be reasonably deemed necessary by the holders of Notes to permit the execution and delivery of such Supplement by such Subsidiary, (iii) an opinion of counsel to the effect that (A) such Subsidiary is a corporation or other business entity, duly organized, validly existing and in good standing, if applicable, under the laws of its jurisdiction of organization, has the corporate or other power and the authority to execute and deliver such Supplement and to perform the Guaranty Agreement, (B) the execution and delivery of such Supplement and performance of the Guaranty Agreement has been duly authorized by all necessary action on the part of such Subsidiary, such Supplement has been duly executed and delivered by such Subsidiary and the Guaranty Agreement constitutes the legal, valid and binding contract of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (C) the execution and delivery of such Supplement and the performance by such Subsidiary of the Guaranty Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of a Lien upon any of the property of such Subsidiary pursuant to the provisions of its charter documents or any agreement or other instrument known to such counsel to which such Subsidiary is a party to or by which such Subsidiary may be bound and (D) no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, Federal or state, is necessary in connection with the lawful execution and delivery of such Supplement by such Subsidiary or the performance of the Guaranty Agreement by such Subsidiary, which opinion may contain such assumptions and qualifications as are reasonably acceptable to the Required Holders and (iv) all other documents and showings reasonably requested by the holders of Notes in connection with the execution and delivery of such Supplement, which documents shall be reasonably satisfactory in form and substance to such holders and their special counsel, and each holder of Notes shall have received a copy (executed or certified as may be appropriate) of all of the foregoing legal documents.

(b)       If at any time, pursuant to the terms and conditions of the Bank Credit Agreement, any Guarantor is no longer obligated as a co-obligor and/or guarantor under the Bank Credit Agreement and the Company shall have delivered to each holder of Notes an Officer’s Certificate certifying that (1) such Guarantor is not obligated as a co-obligor and/or guarantor under the Bank Credit Agreement and (2) immediately preceding the release of such Guarantor from the Guaranty Agreement and after giving effect thereto, no Default or Event of Default shall have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Guarantor shall be discharged from its obligations under the Guaranty Agreement.

Section 9.7.     Additional Subsidiaries. If any additional Significant Subsidiary is acquired or formed after the Effective Date or any Subsidiary becomes a Significant Subsidiary after the Effective Date, the Company will, within 30 days after such Significant Subsidiary is acquired or formed or such Subsidiary becomes a Significant Subsidiary, notify the holders of Notes and the Collateral Agent thereof and will (a) cause such Significant Subsidiary to deliver simultaneously therewith similar documents applicable to such Significant Subsidiary required under Section 4 as reasonably requested by the Required Holders or Collateral Agent including, without limitation, a supplement to the Pledge Agreement and all certificates evidencing any certificated Equity Interests required to be pledged pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)) and (b) become a party to the Intercreditor Agreement by executing and delivering to the holders of Notes a joinder agreement to the Intercreditor Agreement, all in form and substance reasonably satisfactory to the Required Holders.

Section 9.8.     Pledged Assets. The Company will cause (a) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary owned by the Company or any Restricted Subsidiary and (b) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in each Foreign Subsidiary directly owned by a the Company or any Restricted Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent, for the benefit of the holders of the Senior Secured Obligations, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Required Holders and the Collateral Agent.

SECTION 10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.   Fixed Charges Coverage Ratio. The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than:

Period	Ratio
From and after May 21, 2008 to and including March 1, 2011	2.25 to 1.00
From and after March 2, 2011 to and including March 1, 2012	2.50 to 1.00
Thereafter	2.75 to 1.00

Section 10.2.   Adjusted Total Debt to Consolidated EBITDAR Ratio. The Company will not, at any time, permit the ratio of Adjusted Total Debt to Consolidated EBITDAR for the then most recently ended period of four consecutive fiscal quarters of the Company to be greater than:

Period	Ratio
From and after May 21, 2008 to and including June 3, 2008	4.50 to 1.00
From and after June 4, 2008 to and including September 2, 2008	4.60 to 1.00
From and after September 3, 2008 to and including December 2, 2008	4.50 to 1.00
From and after December 3, 2008 to and including September 1, 2009	4.25 to 1.00
From and after September 2, 2009 to and including March 2, 2010	4.00 to 1.00

From and after March 3, 2010 to and including March 1, 2011	3.75 to 1.00
From and after March 2, 2011 to and including March 1, 2012	3.50 to 1.00
Thereafter	3.25 to 1.00

Section 10.3.   Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $300,000,000 and (b) an aggregate amount equal to 25% of its Consolidated Net Income (but, each case, only if a positive number) for each completed fiscal year ending after June 4, 2003.

Section 10.4.   Debt. The Company will not create, incur, assume or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Debt, except:

(a)       Debt under the Notes;

(b)       Debt of the Company and the Guarantors under the Franchise Facility;

(c)       Debt of the Company and the Guarantors under the Bank Credit Agreement in an aggregate principal amount not to exceed $500,000,000;

(d)       Debt of the Company and its Restricted Subsidiaries existing on the Effective Date and set forth in Schedule 10.4;

(e)       purchase money Debt (including Capital Lease Obligations or obligations under Synthetic Leases) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that (i) the aggregate principal amount of all such Debt at any one time outstanding shall not exceed $20,000,000, (ii) such Debt when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)        secured Debt of the Company and its Restricted Subsidiaries assumed in connection with a Permitted Acquisition so long as such Debt (i) was not incurred in anticipation of or in connection with the respective Permitted Acquisition and (ii) does not exceed $50,000,000 in the aggregate at any time outstanding;

(g)       obligations (contingent or otherwise) of the Company or any Restricted Subsidiary existing or arising under any Hedging Agreement, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Hedging Agreement does not contain any provision exonerating the non defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(h)       Debt in the form of Guaranties of Debt permitted by Section 10.12(c); and

(i)        other unsecured Debt of the Company and its Restricted Subsidiaries not to exceed $10,000,000 in the aggregate at any one time outstanding.

Section 10.5.   Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a)       Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required under this Agreement for the reasons set forth in Section 9.4;

(b)       statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable;

(c)       Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(d)       any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(e)       leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor survey exceptions, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens would not, in the aggregate, have a Material Adverse Effect;

(f)        Liens on property or assets of any Restricted Subsidiary securing Debt owing to the Company or to a Wholly-Owned Restricted Subsidiary;

(g)       Liens existing on the Effective Date and securing the Debt of the Company and its Restricted Subsidiaries referred to on Schedule 10.5 hereto;

(h)       any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that:

(1)       any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);

(2)       the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by one or more officers of the Company to whom authority to enter into the subject transaction has been delegated by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction;

(3)       any such Lien shall be created contemporaneously with, or within 365 days after, the acquisition or construction of such property; and

(4)       the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitation set forth in Section 10.4(e);

(i)        Liens securing Debt permitted by Section 10.4(f), provided that each such Lien shall extend solely to the item or items of property acquired and, if required by the terms of the instrument originally creating such Lien (1) other property which is an improvement to or is acquired for specific use in connection with such acquired property or (2) other property that does not constitute property or assets of the Company or any of its Restricted Subsidiaries;

(j)        any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 10.5, provided that (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property and (3) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

(k)       Liens in favor of the Collateral Agent to secure the Senior Secured Obligations.

Any Person that becomes a Restricted Subsidiary after the Effective Date shall, for all purposes of this Section 10.5, be deemed to have created or incurred, at the time it becomes a Restricted Subsidiary, all outstanding Liens of such Person immediately after it becomes a Restricted Subsidiary, and any Person extending, renewing or refinancing any Debt secured by any Lien shall, without duplication, be deemed to have incurred such Lien at the time of such extension, renewal or refinancing.

Section 10.6.   Merger, Consolidation, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) the Company or a Wholly-Owned Restricted Subsidiary of the Company or (ii) any other Person so long as the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Restricted Subsidiary as an entirety, as the case may be, is a Restricted Subsidiary and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.7), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(a)       the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be (1) the Company or (2) a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia);

(b)       if the Company is not the Successor Corporation, (1) the Successor Corporation shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), (2) the Successor Corporation shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (3) each Guarantor shall have reaffirmed in writing its obligations under the Guaranty Agreement; and

(c)       immediately after giving effect to such transaction, no Default or Event of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

Section 10.7.   Sale of Assets, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, including by way of merger (collectively, a “Disposition”), any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s common stock to any Person other than the Company or any Wholly-Owned Restricted Subsidiary of the Company or a Restricted Subsidiary that is a Guarantor (or to qualify directors if required by applicable law), except:

(a)       Dispositions for fair market value of obsolete or worn out property or other property not necessary for operations, disposed of in the ordinary course of business;

(b)       Dispositions of inventory and Permitted Investments in the ordinary course of business;

(c)       Dispositions of assets of any Restricted Subsidiary to the Company or any Wholly-Owned Restricted Subsidiary;

(d)       Dispositions pursuant to the Franchise Partner Program;

(e)       Dispositions pursuant to the Traditional Franchisee program, provided that the aggregate units sold to Traditional Franchisees subsequent to February 28, 2007 shall not exceed the lesser of: (1) 40 units or (2) units whose Consolidated Restaurant Revenues represent more than 5% of the Consolidated Restaurant Revenues of the Company for the four Fiscal Quarter period ending with the most recent Fiscal Quarter ended; provided, however, that no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction; and

(f)        any other sale of the Consolidated Assets with an aggregate book value, when aggregated with all other such sales since February 28, 2007, not exceeding $200,000,000 on the date of such transfer; provided, however, that (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction and (ii) the Company shall have applied the Net Cash Proceeds of such sale to the prepayment of the Debt under the Bank Credit Agreement and permanently reduce the commitments thereunder and offer to prepay the Notes in accordance with Section 8.8(d).

Section 10.8.   Nature of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result thereof, the general nature of the business which would then be engaged in by the Company and its Restricted Subsidiaries taken as a whole would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of the Closing.

Section 10.9.   Transactions with Affiliates. The Company will not, and will not, permit any Restricted Subsidiary to, enter into, directly or indirectly, any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company, a Restricted Subsidiary or a Franchise Partner pursuant to the Franchise Partner Program), except (a) in the ordinary course and pursuant to the reasonable requirements of the

Company’s or such Restricted Subsidiary’s business and upon fair and reasonable terms which are not less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate or (b) transactions with License Subsidiaries in the ordinary course of business, pursuant to the reasonable requirements of the Company’s or such Restricted Subsidiary’s business and in accordance with past business practice.

Section 10.10. Redesignation of Restricted and Unrestricted Subsidiaries. The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary and may designate any Restricted Subsidiary to be an Unrestricted Subsidiary by giving written notice to each holder of Notes that the Company has made such designation, provided, however, that no Unrestricted Subsidiary may be designated a Restricted Subsidiary and no Restricted Subsidiary may be designated an Unrestricted Subsidiary unless, at the time of such designation and after giving effect thereto, no Default or Event of Default shall exist. Any Restricted Subsidiary which has been designated an Unrestricted Subsidiary and which has then been redesignated a Restricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 10.10, shall not at any time thereafter be redesignated an Unrestricted Subsidiary without the prior written consent of the Required Holders. Any Unrestricted Subsidiary which has been designated a Restricted Subsidiary and which has then been redesignated an Unrestricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 10.10, shall not at any time thereafter be redesignated a Restricted Subsidiary without the prior written consent of the Required Holders.

Section 10.11. Limitation on Capital Expenditures. The Company will not permit Capital Expenditures of the Company and its Subsidiaries to exceed (a) $30,000,000 in the aggregate for the fiscal year ending June 2, 2009, (b) $30,000,000 in the aggregate for the fiscal year ending June 1, 2010 and (c) for each fiscal year thereafter, an aggregate amount of 30% of the Consolidated EBITDA for the prior fiscal year; provided, however, if subsequent to the Effective Date, the Adjusted Total Debt to EBITDAR Ratio is less than 3.0 to 1.0 as of the last day of two consecutive Fiscal Quarters, the limitation on Capital Expenditures provided for above shall no longer apply.

Section 10.12. Investments, Loans, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

(a)       Investments (other than Permitted Investments) existing on the Effective Date and set forth on Schedule 5.16 (including Investments in Subsidiaries);

(b)       Permitted Investments;

(c)       Guaranties of Debt under (i) the Franchise Facility and (ii) other Indebtedness in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding;

(d)       Investments made by the Company or any Restricted Subsidiary in or to the Company or any Restricted Subsidiary;

(e)       loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business for travel, relocation and related expenses;

(f)       Hedging Agreements permitted by Section 10.15;

(g)       Investments in franchise operators through the Franchise Partner Program; provided, that such Investments made pursuant to this subsection (g) together with Investments made pursuant to subsection (h) below shall not exceed $10,000,000 in the aggregate at any one time outstanding;

(h)       Investments in franchise operators through the Traditional Franchisee program pursuant to the purchase option agreements entered into with those operators; provided, that such Investments made pursuant to this subsection (h) together with Investments made pursuant to subsection (g) above shall not exceed $10,000,000 in the aggregate at any one time outstanding;

(i)        Investments received in settlement of Debt created in the ordinary course of business;

(j)        Acquisitions by the Company or any Restricted Subsidiary meeting the following requirements (each such Acquisition constituting a “Permitted Acquisition”):

(1)       as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representations and warranties contained herein shall be true both before and after giving effect to such Acquisition;

(2)       such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

(3)       the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Company and its Restricted Subsidiaries are engaged on the Effective Date;

(4)       as of the date of consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained;

(5)       after giving effect to such Acquisition, the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any earn-out obligations) paid for all Acquisitions in any fiscal year shall not exceed $35,000,000; provided, however, if subsequent to the Effective Date, the Adjusted Total Debt to EBITDAR Ratio is less than 3.0 to 1.0 as of the last day of two consecutive fiscal quarters, the annual basket provided for above shall no longer apply so long as (A) the Adjusted Total Debt to EBITDAR Ratio on a Pro Forma Basis after giving effect to any such Acquisition is less than 3.0 to 1.0 and (B) in the case where after giving effect to any such Acquisition, the aggregate consideration paid for all Acquisitions in the applicable fiscal year exceeds $5,000,000, the Company shall have delivered to each holder of Notes not less than five days prior to the consummation of such Acquisition a pro form compliance certificate demonstrating that the Adjusted Total Debt to EBITDAR Ratio on a Pro Forma Basis (after giving effect to any such Acquisition and all extensions of credit funded in connection therewith as if made on the first day of the applicable period) is less than 3.0 to 1.0; and

(6)       in the case where after giving effect to any Acquisition, the aggregate consideration for all Acquisitions occurring in the applicable fiscal year is greater than $5,000,000, not less than five days prior to the consummation of such Acquisition, the Company shall have delivered to each holder of Notes, a pro forma compliance certificate, which shall reflect that, on a Pro Forma Basis, the Company would have been in compliance with the financial covenants set forth in Sections 10.1, 10.2, 10.3 and 10.11 for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the holders of Notes pursuant to Section 7.2(a) prior to the consummation of such Acquisition (giving effect to such Acquisition and all extensions of credit funded in connection therewith as if made on the first day of such period); and

(7)       Investments in Equity Interests of the Company to the extent permitted under Section 10.13.

Investments under this Section 10.12 shall not be permitted if, before or after giving effect to the making of such Investment, a Default or an Event of Default has occurred and is continuing.

Section 10.13. Restricted Payments. The Company will not, and will not permit its Restricted Subsidiaries to, (a) declare or make, or agree to pay or make, directly or indirectly, any dividend or other distribution on any class of its Equity Interests or (b) make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any Equity Interests or Debt subordinated to the Notes or any options, warrants, or other rights to purchase such Equity Interests or such Debt, whether now or hereafter outstanding (each, a “Restricted Payment”) except for (1) dividends payable by the Company solely in shares of any class of its Equity Interests, (2) Restricted Payments made by any Subsidiary to the Company or to a Restricted Subsidiary and (3) subsequent to the Effective Date, after the Adjusted Total Debt to EBITDAR Ratio has been less than 3.0 to 1.0 as of the last day of two consecutive Fiscal Quarters, cash dividends paid on, and cash redemptions of, Equity Interests of the Company; provided, that

(i) no Default or Event of Default shall have occurred and be continuing before or after giving effect to the payment of such dividend or redemption and (ii) the Adjusted Total Debt to EBITDAR Ratio on a Pro Forma Basis after giving effect to the payment of any such dividend or redemption is less than 3.0 to 1.0.

Section 10.14. Prepayment of Other Debt, Etc. The Company will not make (or give any notice with respect thereto), or permit any Subsidiary to make (or give notice with respect thereto), (1) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Debt, including without limitation Debt under the Bank Credit Agreement and Debt under the Franchise Partner Master Facility (provided, that the Company may make payments or prepayments of amounts outstanding under the Bank Credit Agreement or under the Franchise Partner Master Facility which, in either case, do not reduce the committed amount thereunder) except Debt under the Notes and (2) any voluntary reduction in the committed amount under the Bank Credit Agreement; provided, however, that the Company may prepay Debt under the Bank Credit Agreement and reduce the committed amount thereunder so long as the Company contemporaneously offers to prepay the Notes, on a pro rata basis in accordance with Section 8.8(d).

Section 10.15. Hedging Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Company acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Company or any Subsidiary is or may become obliged to make any payment (a) in connection with the purchase by any third party of any common stock or any Debt or (b) as a result of changes in the market value of any common stock or any Debt) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)       the Company defaults in the payment of any principal or Make-Whole Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)       the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)       the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.15, inclusive; or

(d)       the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)       any representation or warranty made in writing by or on behalf of the Company or any Guarantor by any officer of the Company or any Guarantor in this Agreement, in the Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)        (1) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, (2) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000 or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; provided, however, that, with respect to the Franchise Partner Master Facility, the Company shall not be considered to be in default in the payment of Debt in excess of $10,000,000, or obligated to purchase or repay Debt in excess of $10,000,000 before its regular maturity or before its regularly scheduled dates of payment unless the amount of Debt outstanding under each loan thereunder that is the subject of such default or purchase or repayment obligation shall exceed $10,000,000 in the aggregate; or

(g)       the Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

(h)       a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary, or any such petition shall be filed against the Company or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i)        a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)        if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount equal to 5% of Consolidated Net Worth, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (6) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k)       the Company or any Subsidiary defaults in the performance of or compliance with any term contained in any Collateral Document to which it is a party and such default is not remedied within the period of grace, if any, allowed with respect thereto or any Collateral Document shall cease to be in full force and effect for any reason whatsoever or any Collateral Document shall fail or cease to create a valid and perfected first priority Lien on or in any Collateral purported to be covered thereby or the Company or any Guarantor shall contest or deny in writing the validity or enforceability of any Lien granted under any Collateral Document or any of its obligations thereunder; or

(l)        (1) default shall occur under the Guaranty Agreement and such default shall continue beyond the period of grace, if any, allowed with respect thereto or (2) the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority or court that such agreement is invalid, void or unenforceable or any Guarantor shall contest or deny in writing the validity or enforceability of the Guaranty Agreement.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1.   Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (1) of paragraph (g) or described in clause (6) of paragraph (g) by virtue of the fact that such clause encompasses clause (1) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)       If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)       If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Note’s becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of the Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.   Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.   Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, by any Note, by the Subsidiary Guaranty or by any Collateral Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.   Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.   Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or Exhibit 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

Section 13.3.   Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)       in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)       in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.

Section 14.1.   Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America, N.A., in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.   Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.

Section 15.1.   Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers or any other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel, fees of inside counsel, accountants, consultants and other similar professional fees) actually incurred in enforcing or defending any rights under this Agreement, the Guaranty Agreement, the Notes or any Collateral Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreement, the Notes or any Collateral Document, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, by the Guaranty Agreement and by the Collateral Documents. The Company will pay, and will save the Purchasers and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by such Person).

Section 15.2.   Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Guaranty Agreement, the Notes or any Collateral Document, and the termination of this Agreement, the Guaranty Agreement and the Collateral Documents.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement as of the date made. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.

Section 17.1.   Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any holder of a Note unless consented to by such holder in writing and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or any amendment or waiver to the Intercreditor Agreement or the Collateral Documents, (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20, (4) except as otherwise provided in the Collateral Documents or in this Agreement, release any Collateral from the Lien of the Collateral Documents, or (5) narrows the description of “Collateral” or the obligations under this Agreement and the Notes secured by the Collateral Documents or changes the priority of payments to the holders of Senior Secured Obligations under the Collateral Documents and the Intercreditor Agreement.

Section 17.2.	Solicitation of Holders of Notes.

(a)       Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)       Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3.   Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder, under any Note, under the Guaranty Agreement or under any Collateral Document shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.   Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)       if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

(2)       if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3)       if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of the Notes, may be reproduced by such holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any holder of the Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” shall mean information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, unless, to the actual knowledge of such Purchaser, the source of such information is bound by a legal, contractual or fiduciary obligation to the Company or any Subsidiary not to disclose such information, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company, any Subsidiary or any other Person that, to the actual knowledge of such Purchaser, is bound by a legal, contractual or fiduciary obligation to the Company or any Subsidiary not to disclose such information or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any Federal or state regulatory authority having jurisdiction over such Purchaser, (7) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement, the Guaranty Agreement and the Collateral Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.	[INTENTIONALLY OMITTED].
SECTION 22.	MISCELLANEOUS.

Section 22.1.   Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.   Submission to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any Federal court located in Chicago, Illinois (or, if such Federal court does not have jurisdiction, any State of Illinois court located in Chicago, Illinois) for the adjudication of any matter arising out of or relating to this Agreement, and consents to the service of all writs, process and summonses by registered or certified mail out of any such court or by service of process on the Company at its address to which notices are to be given pursuant to Section 18 hereof. Nothing contained herein shall affect the right of any holder of the Notes to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the Company may be amenable to suit. The Company hereby irrevocably waives any objection to any suit, action or proceeding in any Illinois court or Federal court located in Chicago, Illinois on the grounds of venue and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 22.3.   Appointment of Agent. The Company hereby irrevocably designates CT Corporation System located at 208 South LaSalle Street, Chicago, Illinois 60604, as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement and the Note. It is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to the Company at its address set forth in Section 18 hereof, but the failure of the Company to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the courts referred to in Section 22.2 in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective ten (10) days after such mailing.

Section 22.4.   Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 22.5.   Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.6.   Construction. (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b)       Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 22.7.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.8.   Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

RUBY TUESDAY, INC.

By /s/ Marguerite N. Duffy

Its Senior Vice President

The foregoing is hereby agreed

to as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By /s/ Timothy S. Collins

Name: Timothy S. Collins
Title: Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, for its Group Annuity Separate Account

By	/s/ Timothy S. Collins
Name: Timothy S. Collins
Title: Its Authorized Representative

The foregoing is hereby agreed

to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Billy Greer

Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.
as Investment Manager

By: /s/ Billy B. Greer

Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Billy B. Greer

Assistant Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By: Prudential Investment Management    (Japan), Inc., as Investment Manager

By: Prudential Investment Management, Inc.,    as Sub-Adviser

By:/s/ Billy B. Greer

Vice President

The foregoing is hereby agreed

to as of the date thereof.

ZURICH AMERICAN INSURANCE COMPANY

By: Prudential Private Placement Investors,    L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.    (as its General Partner)

By/s/ Billy B. Greer

Vice President

The foregoing is hereby agreed

to as of the date thereof.

PHOENIX LIFE INSURANCE COMPANY

By /s/ John H. Beers

Name: John H. Beers
Title: Vice President

The foregoing is hereby agreed

to as of the date thereof.

NATIONWIDE LIFE INSURANCE COMPANY

By /s/ Joseph P. Young

Name: Joseph P. Young
Title: Authorized Signatory

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By /s/ Joseph P. Young

Name: Joseph P. Young
Title: Authorized Signatory

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA

By /s/ Joseph P. Young

Name: Joseph P. Young
Title: Authorized Signatory

NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA

By /s/ Joseph P. Young

Name: Joseph P. Young
Title: Authorized Signatory

The foregoing is hereby agreed

to as of the date thereof.

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY

By /s/ Thomas M. Powers

Name: Thomas M. Powers
Title: Authorized Signatory

The foregoing is hereby agreed

to as of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By /s/ Curtis R. Caldwell

Name: Curtis R. Caldwell
Title: Senior Vice President

COMPANION LIFE INSURANCE COMPANY

By /s/ Curtis R. Caldwell

Name: Curtis R. Caldwell
Title: Authorized Signer

The foregoing is hereby agreed

to as of the date thereof.

MODERN WOODMEN OF AMERICA

By /s/ Douglas A. Pannier

Name: Douglas A. Pannier
Title: Portfolio Mgr.- Private Placements

The foregoing is hereby agreed

to as of the date thereof.

ASSURITY LIFE INSURANCE COMPANY (successor in interest to Security Financial Life Insurance Co.)

By /s/ Victor Weber

Name: Victor Weber
Title: Senior Director- Investments

The foregoing is hereby agreed

to as of the date thereof.

BANC OF AMERICA SECURITIES LLC

By /s/ Jonathan M. Barnes

Name: Jonathan M. Barnes
Title: Vice President

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the Effective Date, by which the Company or any of its Restricted Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Adjusted Total Debt” shall mean, as of any date of determination, the sum of (a) Consolidated Debt as of such date and (b) the present value of all lease obligations arising under operating leases (including, without limitation, Synthetic Leases) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, applying a discount rate of 10% as of such date.

“Affiliate” shall mean, at any time, and (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company or any Subsidiary, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” shall mean Executive Order No. 13,224 66 Fed Reg. 49,079 (2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Bank Credit Agreement” shall mean that certain Amended and Restated Revolving Credit Agreement dated as of February 28, 2007 among the Company, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of November 30, 2007, that certain Limited Waiver Agreement dated as of February 29, 2008, and that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of May 21, 2008 and as the same may be further amended, supplemented, restated or otherwise modified from time to time, and any credit

SCHEDULE B

(to Amended and Restated Note Purchase Agreement)

agreement or other like agreement entered into by the Company which is substantially similar to or replaces the Bank Credit Agreement.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or Knoxville, Tennessee are required or authorized to be closed.

“Capital Expenditures” shall mean all expenditures of the Company and its Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Lease Obligations.

“Capital Lease” shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Closing” shall mean the original closing under the Original Note Purchase Agreement which occurred on April 3, 2003.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” shall mean the property in which Liens have been granted pursuant to the Collateral Documents whether such Liens are now existing or hereafter arise.

“Collateral Agent” shall mean Bank of America, N.A., in its capacity as collateral agent under any of the Collateral Documents and the Intercreditor Agreement or any successor collateral agent.

“Collateral Documents” shall mean a collective reference to the Pledge Agreement and such other security documents as may be executed and delivered by the Company or any Subsidiary pursuant to the terms of Section 9.8.

“Company” shall mean Ruby Tuesday, Inc., a Georgia corporation or any Successor Corporation.

“Confidential Information” is defined in Section 20.

“Consolidated Debt” shall mean, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” shall mean, with reference to any period, the total of the following calculated (without duplication) for the Company and its Restricted Subsidiaries on a consolidated basis for such period: (a) Consolidated Net Income; plus (b) (1) Interest Charges (including, without limitation, the interest component of Capital Lease Obligations), (2) income tax expense, (3) depreciation and amortization, (4) for the fiscal quarters ending June 3, 2008, September 2, 2008, December 2, 2008 and March 3, 2009 only, actual costs determined on a consolidated basis in accordance with GAAP incurred in connection with the closing of any stores or units during any such fiscal quarter; provided, that the amount of such costs shall not exceed $10,000,000 in the aggregate for all such fiscal quarters and (5) other non-cash charges, in each case, only to the extent deducted in the determination of Consolidated Net Income for such period. If, during any period for which Consolidated EBITDA is being determined, the Company or a Restricted Subsidiary has acquired any Person or substantially all of the assets of any Person and, in the case of the acquisition of any Person, such Person is designated a Restricted Subsidiary, then Consolidated EBITDA for such period shall be determined to include the actual historical results of such Person or assets on a pro forma basis.

“Consolidated EBITDAR” shall mean, with reference to any period, the total of the following calculated (without duplication) for the Company and its Restricted Subsidiaries on a consolidated basis for such period: (a) Consolidated EBITDA; plus (b) Consolidated Lease Expense, only to the extent deducted in the determination of Consolidated EBITDA for such period. If, during any period for which Consolidated EBITDAR is being determined, the Company or a Restricted Subsidiary has acquired any Person or substantially all of the assets of any Person and, in the case of the acquisition of any Person, such Person is designated a Restricted Subsidiary, then Consolidated EBITDAR for such period shall be determined to include the actual historical results of such Person or assets on a pro forma basis.

“Consolidated Lease Expense” shall mean, for any period, the aggregate amount of fixed and contingent rental and operating lease expense payable by the Company and its Restricted Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations but including obligations with respect to Synthetic Leases) determined on a consolidated basis in accordance with GAAP for such period.

“Consolidated Net Income” shall mean, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that in any determination of Consolidated Net Income, there shall be excluded the effects of any non-cash charges recorded by the Company and its Restricted Subsidiaries relating to the impairment of goodwill and other intangible assets required under the guidelines of Statement of Financial Accounting Standards No. 142.

“Consolidated Net Worth” shall mean, as of the date of any determination thereof:

(a)       the sum of (1) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus (2) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

(b)       to the extent included in clause (a) of this definition, all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, minus

(c)       the book value of all Restricted Investments of the Company and its Restricted Subsidiaries in excess of an amount equal to 20% of the amount determined pursuant to clause (a) of this definition.

In any determination of Consolidated Net Worth, there shall be excluded the effects of any non-cash charges recorded by the Company and its Restricted Subsidiaries relating to the impairment of goodwill and other intangible assets required under the guidelines of Statement of Financial Accounting Standards No. 142.

“Consolidated Restaurant Revenues” shall mean, for the Company and its Restricted Subsidiaries for any period, an amount equal to the restaurant sales and operating revenue generated at the restaurant level determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) any franchise royalty revenues or fees.

“Consolidated Working Capital” shall mean, at any time, the excess of (a) current assets (excluding cash) of the Company and its Restricted Subsidiaries on a consolidated basis at such time over (b) current liabilities (excluding current maturities of Debt) of the Company and its Restricted Subsidiaries on a consolidated basis at such time, all as determined in accordance with GAAP.

“Debt” shall mean, with respect to any Person, without duplication,

(a)       its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)       its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)	its Capital Lease Obligations;

(d)       all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(e)       any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof in an amount equal to the amount guaranteed.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” shall mean, with respect to the Notes of a series, that rate of interest that is the greater of (a) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in Chicago, Illinois as its “reference” rate.

“Disposition” is defined in Section 10.7.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, permits, orders, decrees, judgments, injunctions, notices, agreements or grants issued, promulgated, entered into or awarded by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, Release or threatened Release of any Hazardous Material.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) any damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company or any Subsidiary or to other assets or their use, (c) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (d) any actual or alleged exposure to any Hazardous Materials, (e) the Release or threatened Release of any Hazardous Materials or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

B-5-

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Excess Cash Flow” shall mean, for any period for the Company and its Subsidiaries, an amount equal to the sum, without duplication, of (a) Consolidated EBITDA minus (b) Capital Expenditures paid in cash minus (c) the cash portion of Consolidated Interest Expense minus (d) federal, state and other taxes to the extent paid in cash during such period by the Company and its Restricted Subsidiaries on a consolidated basis minus (e) the sum of all payments made pursuant to clause (3) of Section 10.13 minus (f) the sum of scheduled payments of principal on Debt of the Company and its Restricted Subsidiaries minus (g) the sum of cash consideration paid by the Company and its Restricted Subsidiaries for Permitted Acquisitions minus (h) increases in Consolidated Working Capital plus (i) decreases in Consolidated Working Capital, in each case on a consolidated basis determined in accordance with GAAP.

“Excess Cash Flow Amount” shall mean for any six month period referred to in Section 8.8(c), an amount equal to (a) 30% of the Excess Cash Flow for such period, multiplied by (b) the aggregate outstanding principal amount of the Notes as of the end of such period, divided by (c) the sum of (i) the aggregate outstanding principal amount of the Notes as of the end of such period plus (ii) the aggregate outstanding committed amount under the Bank Credit Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fixed Charges Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date to (b) Fixed Charges for such period.

“Fixed Charges” shall mean, with respect to any period, the sum of (a) Interest Charges for such period and (b) Consolidated Lease Expense for such period.

“Franchise Partner” shall mean a limited liability company or limited partnership under the Franchise Partner Program.

“Franchise Partner Master Facility” shall mean that certain Amended and Restated Loan Facility Agreement and Guaranty dated as of November 19, 2004, among the Company, Bank of America, N.A., as Servicer, and the lenders party thereto as the same has been amended by that certain First Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of September 8, 2006, that certain Second Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of February 28, 2007, that certain Third Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of November 30, 2007, and that certain Fourth Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of May 21, 2008 and as the same may be further amended,

B-6-

supplemented, restated or otherwise modified from time to time and any credit agreement or other like agreement entered into by the Company which is substantially similar to or replaces the Franchise Partner Master Facility.

“Franchise Partner Program” shall mean the optional financing and business structuring program offered by the Company to a limited number of qualified restaurant operators as determined by the Company in its sole discretion, which provide such restaurant operators a business structure for organizing, owning and funding the establishment and operation of restaurants doing business under operating concepts owned by the Company.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” shall mean

(a)	the government of

(1)       the United States of America or any State or other political subdivision thereof, or

(2)       any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Subsidiary, or

(b)       any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantor” shall mean each Subsidiary that is a party to the Guaranty Agreement.

“Guaranty” shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)       to purchase such Debt or obligation or any property constituting security therefor;

(b)       to advance or supply funds (1) for the purchase or payment of such Debt or obligation or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c)       to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d)       otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guaranty Agreement” is defined in Section 2.1.

“Hazardous Material” shall mean any and all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values, in each case to which any Company or any Subsidiary is a party.

“holder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Institutional Investor” shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding more than $2,000,000 in aggregate principal amount of the Notes then outstanding and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Intercreditor Agreement” shall mean that certain Intercreditor and Collateral Agency Agreement dated as of the Effective Date among the Company, the Guarantors, the holders of Notes, the administrative agent under the Bank Credit Agreement, on behalf of all of the lenders party thereto, the servicer under the Franchise Partner Master Facility, on behalf of all of the participants party thereto and the Collateral Agent, as amended or modified from time to time.

“Interest Charges” shall mean, with respect to any period, the sum (without duplication) of the following determined on a consolidated basis in accordance with GAAP: all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period.

“Investment” is defined in Section 10.12.

“License Subsidiary” shall mean any Subsidiary of the Company or any Subsidiary organized and existing under the laws of any state for the sole purpose of holding one or more liquor licenses in order to satisfy the requirements of the liquor license laws of such state.

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes and the Collateral Documents, (c) the ability of any Guarantor to perform its obligations under the Guaranty Agreement and the Collateral Documents to which it is a party or (d) the validity or enforceability of this Agreement, the Guaranty Agreement, the Collateral Document or the Notes.

“Multiemployer Plan” shall mean any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“Net Cash Proceeds” shall mean the aggregate cash or cash equivalents proceeds received by the Company or any Restricted Subsidiary in respect of any Disposition conducted in accordance with Section 10.7(f), net of (a) reasonable direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or reasonably estimated to be payable as a result thereof and (c) the amount necessary to retire any Debt secured by a Lien permitted by Section 10.5 on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by the Company or any Restricted Subsidiary pursuant to any such Disposition.

“Note Documents” shall mean, collectively, this Agreement, the Collateral Documents, the Intercreditor Agreement, the Notes, the Subsidiary Guaranty and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Notes” is defined in Section 1.

“Officer’s Certificate” shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Patriot Act” shall mean Public Law 107-56 of the United States of America, United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

B-9-

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Investments” shall mean (i) direct obligations of, or obligations the principal of and interest on which are unconditionally Guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof; (iii) certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or Guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and (v) mutual funds investing solely in anyone or more of the Permitted Investments described in clauses (i) through (iv) above.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” shall mean an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title IV of ERISA and which is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” shall mean that certain Pledge Agreement dated as of the Effective Date in favor of the Collateral Agent, for the benefit of the holders of the Senior Secured Obligations, executed by each of the Company, the Guarantors and the Collateral Agent, as amended or modified from time to time.

“Pledged Collateral” shall have the meaning set forth in the Pledge Agreement.

“Preferred Stock” shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Priority Debt” shall mean (without duplication) the sum of (a) unsecured Debt of Restricted Subsidiaries other than (1) Debt owed to the Company or another Wholly-Owned Restricted Subsidiary, (2) Debt evidenced by the Guaranty Agreement and any Guaranty of Debt of the Company outstanding under the Bank Credit Agreement by a Restricted Subsidiary party to the Guaranty Agreement and (3) Debt outstanding at the time such Person became a Subsidiary, provided, that such Debt shall not have been incurred in contemplation of such Person becoming a Subsidiary and (b) Debt of the Company and its Restricted Subsidiaries

secured by a Lien other than Liens permitted by clauses (a) through (j), inclusive, of Section 10.5.

“Pro Forma Basis” shall mean, for purposes of calculating the financial covenants set forth in Sections 10.1, 10.2, 10.3 and 10.11, that any Disposition, Acquisition or Restricted Payment shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Company was required to deliver financial statements pursuant to Section 7.l(a) or (b). In connection with the foregoing, (a) with respect to any Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (b) with respect to any Acquisition, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Schedule B and (B) such items are supported by financial statements or other information reasonably satisfactory to the Required Holder(s) and (ii) any Debt incurred or assumed by the Company or any Subsidiary (including the Person or property acquired) in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination.

“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchasers” is defined in the preamble to this Agreement.

“QPAM Exemption” shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Ratable Portion” shall mean with respect to any holder of Notes that has accepted an offer to prepay pursuant to Section 8.8, the principal amount of Notes then being offered to be prepaid multiplied by (i) the aggregate principal amount of Notes held by such holder divided by (ii) the aggregate principal amount of Notes held by all holders of Notes that have accepted such offer to prepay.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Holders” shall mean, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Investments” (a) shall mean all Investments except the following:

(1)       property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

(2)       current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

(3)       Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

(4)       Investments in one or more Franchise Partners through the Franchise Partner Program;

(5)       Investments existing on the date of the Closing and disclosed in Schedule 5.16 hereto;

(6)       Investments in United States Governmental Securities or Canadian Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

(7)       Investments in certificates of deposit or banker’s acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

(8)       Investments in commercial paper given one of the two highest ratings by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

(9)	Investments in Repurchase Agreements;

(10)     Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case whose long-term unsecured debt obligations shall have been given one of the two highest ratings by at least one credit rating agency of recognized national standing; provided that such obligations mature within 365 days from the date of acquisition thereof;

(11)	Investments in purchases of the Company’s capital stock; and

(12)     Investments in money market instrument programs which are classified as current assets in accordance with GAAP, which money market instrument programs are administered by an “investment company” regulated under the Investment Company Act of 1940, as amended, and which money market instrument programs hold only Investments satisfying the criteria set forth in clause (6), (7), (8) or (10) above.

(b)       As of any date of determination, each Restricted Investment shall be valued at the greater of:

(1)       the amount at which such Restricted Investment is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

(2)	either

(i)        in the case of any Guaranty of the obligation of any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

(ii)       in the case of any other Restricted Investment, the excess of (A) the greater of (I) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (II) the cost thereof to the Company or its Restricted Subsidiary over (B) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

(c)	As used in this definition of “Restricted Investments”:

“Acceptable Bank” shall mean Bank of America, N.A., or any other bank or trust company (1) which is organized under the laws of the United States of America or any State thereof, (2) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (3) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) are given one of the two highest ratings by at least one credit rating agency of recognized national standing.

“Acceptable Broker-Dealer” shall mean any Person other than a natural person (a) which is registered as a broker or dealer pursuant to the Exchange Act and (b) whose long-term unsecured debt obligations shall have been given one of two highest ratings by at least one credit rating agency of recognized national standing.

“Canadian Governmental Security” shall mean any direct obligation of, or obligation guaranteed by, the federal government of Canada or any province thereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Repurchase Agreement” shall mean any written agreement

(a)       that provides for (1) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the “Transfer Price”) by the Company or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (2) a simultaneous agreement by the Company or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

(b)       in respect of which the Company or such Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

(c)       in connection with which the Company or such Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“United States Governmental Security” shall mean any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

“Restricted Subsidiary” shall mean (a) any Guarantor and (b) any other Subsidiary (1) of which at least a majority of the voting securities are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries and (2) that the Company has designated as a Restricted Subsidiary on the date of Closing or which has been redesignated as a Restricted Subsidiary in accordance with the provisions of Section 10.10.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Security” shall have the meaning set forth in Section 2(1) of the Securities Act.

“Senior Financial Officer” shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Secured Obligations” shall have the meaning set forth in the Intercreditor Agreement.

“Series A Applicable Rate” shall mean (a) 8.19% per annum, plus (b) if the Adjusted Total Debt to Consolidated EBITDAR Ratio exceeds 3.50 to 1.00 as of the end of fiscal year 2010, 50 basis points which increase shall be effective as of the end of fiscal year 2010, plus (c) if the Adjusted Total Debt to Consolidated EBITDAR Ratio exceeds 3.25 to 1.00 as of the end of fiscal year 2011, 50 basis points which increase shall be effective as of the end of fiscal year 2011; provided, that, if the Company is able to maintain the Adjusted Total Debt to Consolidated EBITDAR Ratio at 3.25 to 1.00 or less for two consecutive fiscal quarters, the Series A Applicable Rate will, effective as of the end of the second consecutive fiscal quarter for which the Company was able to maintain the Adjusted Total Debt to Consolidated EBITDAR Ratio at 3.25 to 1.00 or less, be equal to (1) 6.44% per annum, plus (2) 25 basis points if the increase referenced in clause (b) above has previously been added to the Series A Applicable Rate, plus (3) 25 basis points if the increase referenced in clause (c) above has been added to the Series A Applicable Rate; provided, further, that the Series A Applicable Rate will continue to be subject to future increases referenced in clauses (b) and (c) above.

“Series A Notes” is defined in Section 1.

“Series B Applicable Rate” shall mean (a) 8.92% per annum, plus (b) if the Adjusted Total Debt to Consolidated EBITDAR Ratio exceeds 3.50 to 1.00 as of the end of fiscal year 2010, 50 basis points which increase shall be effective as of the end of fiscal year 2010, plus (c) if the Adjusted Total Debt to Consolidated EBITDAR Ratio exceeds 3.25 to 1.00 as of the end of fiscal year 2011, 50 basis points which increase shall be effective as of the end of fiscal year 2011; provided, that, if the Company is able to maintain the Adjusted Total Debt to Consolidated EBITDAR Ratio at 3.25 to 1.00 or less for two consecutive fiscal quarters, the Series B Applicable Rate will, effective as of the end of the second consecutive fiscal quarter for which the Company was able to maintain the Adjusted Total Debt to Consolidated EBITDAR Ratio at 3.25 to 1.00 or less, be equal to (1) 7.17% per annum, plus (2) 25 basis points if the increase referenced in clause (b) above has been added to the Series B Applicable Rate, plus (3) 25 basis points if the increase referenced in clause (c) above has been added to the Series B Applicable Rate; provided, further, that the Series B Applicable Rate will continue to be subject to future increases referenced in clauses (b) and (c) above.

“Series B Notes” is defined in Section 1.

“Significant Subsidiary” shall mean any Restricted Subsidiary of the Company that would at such time constitute a “Significant Subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing).

“Source” is defined in Section 6.2.

“Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which at least a majority of the outstanding voting securities shall be beneficially owned, directly or indirectly, by such Person. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Synthetic Lease” shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

“Traditional Franchisee” shall mean, collectively, a franchisee of the Company that (i) is not a Franchise Partner and (ii) is not operating under the Franchise Partner Program.

“Unrestricted Subsidiary” shall mean any Subsidiary that is not designated as a Restricted Subsidiary by the Company.

“Wholly-Owned Restricted Subsidiary” shall mean, at any time, any Restricted Subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Restricted Subsidiaries at such time.

FORM OF AMENDED AND RESTATED SERIES A NOTE

RUBY TUESDAY, INC.

8.19% Amended and Restated Senior Secured Note, Series A, due April 1, 2010

No. RA-______	___________, 20__
$____________	PPN 781182 B@8

FOR VALUE RECEIVED, the undersigned, RUBY TUESDAY, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Georgia, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS on April 1, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Series A Applicable Rate (as hereinafter defined) from the date hereof, payable semiannually, on the first day of April and October in each year, commencing with the April 1 or October 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (1) 2.00% over the Series A Applicable Rate at such time and (2) 2.00% over the rate of interest publicly announced by Bank of America, N.A., from time to time in Chicago, Illinois as its “reference” rate. “Series A Applicable Rate” shall mean (a) 8.19% per annum, plus (b) if the Adjusted Total Debt to Consolidated EBITDAR Ratio exceeds 3.50 to 1.00 as of the end of fiscal year 2010, 50 basis points which increase shall be effective as of the end of fiscal year 2010, plus (c) if the Adjusted Total Debt to Consolidated EBITDAR Ratio exceeds 3.25 to 1.00 as of the end of fiscal year 2011, 50 basis points which increase shall be effective as of the end of fiscal year 2011; provided, that, if the Company is able to maintain the Adjusted Total Debt to Consolidated EBITDAR Ratio at 3.25 to 1.00 or less for two consecutive fiscal quarters, the Series A Applicable Rate will, effective as of the end of the second consecutive fiscal quarter for which the Company was able to maintain the Adjusted Total Debt to Consolidated EBITDAR Ratio at 3.25 to 1.00 or less, be equal to (1) 6.44% per annum, plus (2) 25 basis points if the increase referenced in clause (b) above has previously been added to the Series A Applicable Rate, plus (3) 25 basis points if the increase referenced in clause (c) above has been added to the Series A Applicable Rate; provided, further, that the Series A Applicable Rate will continue to be subject to future increases referenced in clauses (b) and (c) above.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Bank of America, N.A., in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Amended and Restated Senior Notes (herein called the “Notes”) issued pursuant to that certain Amended and Restated Note Purchase Agreement dated

EXHIBIT 1 (a)

(to Amended and Restated Note Purchase Agreement)

as of May 21, 2008 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment by the Company of the principal of, interest on and Make-Whole Amount, if any, is guaranteed by the Guarantors as provided in the Guaranty Agreement and secured by the Collateral as set forth in the Collateral Documents.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois excluding the choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

RUBY TUESDAY, INC.

By
Its

E-1 (a)-2

FORM OF AMENDED AND RESTATED SERIES B NOTE

RUBY TUESDAY, INC.

8.92% Amended and Restated Senior Secured Note, Series B, due April 1, 2013

No. RB-______	___________, 20__
$____________	PPN 781182 B#6

FOR VALUE RECEIVED, the undersigned, RUBY TUESDAY, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Georgia, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS on April 1, 2013 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Series B Applicable Rate from the date hereof, payable semiannually, on the first day of April and October in each year, commencing with the April 1 or October 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (1) 2.00% over the Series B Applicable Rate at such time and (2) 2.00% over the rate of interest publicly announced by Bank of America, N.A., from time to time in Chicago, Illinois as its “reference” rate. “Series B Applicable Rate” shall mean (a) 8.92% per annum, plus (b) if the Adjusted Total Debt to Consolidated EBITDAR Ratio exceeds 3.50 to 1.00 as of the end of fiscal year 2010, 50 basis points which increase shall be effective as of the end of fiscal year 2010, plus (c) if the Adjusted Total Debt to Consolidated EBITDAR Ratio exceeds 3.25 to 1.00 as of the end of fiscal year 2011, 50 basis points which increase shall be effective as of the end of fiscal year 2011; provided, that, if the Company is able to maintain the Adjusted Total Debt to Consolidated EBITDAR Ratio at 3.25 to 1.00 or less for two consecutive fiscal quarters, the Series B Applicable Rate will, effective as of the end of the second consecutive fiscal quarter for which the Company was able to maintain the Adjusted Total Debt to Consolidated EBITDAR Ratio at 3.25 to 1.00 or less, be equal to (1) 7.17% per annum, plus (2) 25 basis points if the increase referenced in clause (b) above has been added to the Series B Applicable Rate, plus (3) 25 basis points if the increase referenced in clause (c) above has been added to the Series B Applicable Rate; provided, further, that the Series B Applicable Rate will continue to be subject to future increases referenced in clauses (b) and (c) above.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Bank of America, N.A., in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Amended and Restated Senior Notes (herein called the “Notes”) issued pursuant to that certain Amended and Restated Note Purchase Agreement dated as of May 21, 2008 (as from time to time amended, the “Note Purchase Agreement”), between

EXHIBIT 1(b)

(to Amended and Restated Note Purchase Agreement)

the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment by the Company of the principal of, interest on and Make-Whole Amount, if any, is guaranteed by the Guarantors as provided in the Guaranty Agreement and secured by the Collateral as set forth in the Collateral Documents.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois excluding the choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

RUBY TUESDAY, INC.

By
Its

E-1(b)-2

EXECUTION COPY

AMENDED AND RESTATED

SUBSIDIARY GUARANTY AGREEMENT

Dated as of May 21, 2008

Re:     $85,000,000 8.19% Amended and Restated Senior Secured Notes,

Series A, due April 1, 2010

     $65,000,000 8.92% Amended and Restated Senior Secured Notes,

Series B, due April 1, 2013

of

Ruby Tuesday, Inc.

TABLE OF CONTENTS

(Not a part of the Agreement)

Section 1. Definitions.	2
Section 2. Guaranty of Notes and Note Purchase Agreement.	2
Section 3. Guaranty of Payment and Performance.	3
Section 4. General Provisions Relating to the Guaranty.	4
Section 5. Representations and Warranties of the Guarantors.	8
Section 6. Amendments, Waivers and Consents.	13
Section 7. Notices.	14
Section 8. Miscellaneous.	14

Attachments to Amended and Restated Subsidiary Guaranty Agreement:

ATTACHMENTS TO AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT:

Exhibit A	—	Guaranty Supplement

AMENDED AND RESTATED

SUBSIDIARY GUARANTY AGREEMENT

Re:    $85,000,000 8.19% Amended and Restated Senior Secured Notes,

Series A, due April 1, 2010

        $65,000,000 8.92% Amended and Restated Senior Secured Notes,

Series B, due April 1, 2013

of

Ruby Tuesday, Inc.

This AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT dated as of May 21, 2008 (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of an Amended and Restated Subsidiary Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

RECITALS

A.        Each Guarantor is a subsidiary of Ruby Tuesday, Inc., a corporation organized under the laws of the State of Georgia (the “Company”).

B.        In order to refinance existing indebtedness of the Company and its Subsidiaries and for other general corporate purposes, the Company previously entered into that certain Note Purchase Agreement dated as of April 1, 2003 (as amended to the date hereof, the “Original Note Purchase Agreement”) between the Company, and each of the institutional investors named in Schedule A attached thereto, under and pursuant to which the Company issued (a) $85,000,000 original aggregate principal amount of its 4.69% Senior Notes, Series A, due April 1, 2010 (the “Original Series A Notes”) and (b) $65,000,000 original aggregate principal amount of its 5.42% Senior Notes, Series B, due April 1, 2013 (the “Original Series B Notes” and together with the Original Series A Notes, being collectively, the “Original Notes”).

C.        In connection with the Original Note Purchase Agreement, the Purchasers (as defined therein) required certain Subsidiaries of the Company to enter into that certain Subsidiary Guaranty Agreement dated as of April 1, 2003 (the “Original Subsidiary Guaranty”) in favor of the Holders (as defined below), in order to guarantee the obligations of the Company under the Original Note Purchase Agreement and the Original Notes.

D.        The Company is concurrently herewith amending and restating (a) the Original Note Purchase Agreement to be in the form of the Amended and Restated Note Purchase Agreement dated as of May 21, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company, and each of the institutional investors named in Schedule A attached thereto (the “Note Holders”) and (b)(i) the

Original Series A Notes to be the $85,000,000 aggregate principal amount of its 8.19% Senior Notes, Series A, due April 1, 2010 (the “Series A Notes”) and (ii) the Original Series B Notes to be the $65,000,000 aggregate principal amount of its 8.92% Senior Notes, Series B, due April 1, 2013 (the “Series B Notes” and together with the Series A Notes, being collectively, the “Notes”). The Note Holders together with their respective successors and assigns are collectively referred to herein as the “Holders.”

E.        The Note Holders have required as a condition to their agreement to amend and restate the Original Note Purchase Agreement and the Original Notes as set forth above that the Company cause each of the undersigned to (a) amend and restate the Original Subsidiary Guaranty by entering into this Guaranty and (b) cause each Subsidiary that becomes a co-obligor or guarantor of any obligations existing under the Bank Credit Agreement (as defined in the Note Purchase Agreement) to enter into a Guaranty Supplement, in each case as security for the Notes, and the Company has agreed to cause each of the undersigned to execute this Guaranty and to cause each Subsidiary that becomes a co-obligor or guarantor of any obligations existing under the Bank Credit Agreement to execute a Guaranty Supplement, in each case in order to induce the Note Holders to amend and restate the Original Note Purchase Agreement and the Original Notes and thereby benefit the Company and its Subsidiaries.

NOW, THEREFORE, as required by Section 4.4 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1.	DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 2.	GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

(a)       Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rate set forth in the Notes) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith.

(b)       To the extent that any Guarantor shall make a payment hereunder (a “Payment”) which, taking into account all other Payments then previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment in the same proportion as such Guarantor’s “Allocable Amount” (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) of all of the Guarantors in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment.

As of any date of determination, (1) the “Allocable Amount” of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Federal Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of each Guarantor’s Allocable Amount.

This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

SECTION 3.	GUARANTY OF PAYMENT AND PERFORMANCE.

This is an irrevocable, absolute and unconditional guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4.	GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a)       Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)      extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Purchase Agreement any other agreement or waive this Guaranty; or

(2)      sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

(3)      settle, adjust or compromise any claim of the Company against any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b)	Each Guarantor hereby waives, to the fullest extent permitted by law:

(1)      notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)      demand of payment by any Holder from the Company or any other Person (including, without limitation, any other Guarantor) indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

(3)      presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)       The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect irrespective of:

(1)      the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2)      any default, failure or delay, willful or otherwise, in the performance by the Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(3)      any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any Guarantor or any other Person or in respect of the property of the Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any Guarantor or any other Person; or

(4)      impossibility or illegality of performance on the part of the Company, any Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or

(5)      in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

(6)      any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)      any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(8)      the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)      any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)      the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)      any merger or consolidation of the Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Company, any Guarantor or any other Person; or

(12)      any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, Make-Whole Amount, if any, or interest), other than payment thereof in Federal or other immediately available funds or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13)      any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(14)      any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and, subject to Section 8(e), shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)       All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

(e)       To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against the Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and by the Guarantors of their obligations under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and of the Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Company under the Note Purchase Agreement shall have been paid in cash in full and satisfied.

(f)        Each Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g)       No Holder shall be under any obligation: (1) to marshall any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes and the Note Purchase Agreement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants to each Holder that:

(a)       Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of such Guarantor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a “Material Adverse Effect”). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b)       Each subsidiary of such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each subsidiary of such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(c)       This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)       The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational document or any other Material (as defined below) agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its subsidiaries.

(e)       Assuming the accuracy of the representations and warranties of the Purchasers in Section 6.1 of the Note Purchase Agreement, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(f)        (1) There are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor or any of its subsidiaries or any property of such Guarantor or any of its subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(2)       Neither such Guarantor nor any of its subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)       Such Guarantor and its subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (1) the amount of which is not, individually or in the aggregate, material to the business, operations, affairs, financial condition, assets or properties of such Guarantor and its subsidiaries taken as a whole (herein in this Section 5, “Material”) or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Guarantor or one of its subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP. No senior financial officer of such Guarantor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of such Guarantor and its subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP.

(h)       Such Guarantor and its subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited consolidated balance sheet referred to in Section 5.5 of the Note Purchase Agreement or purported to have been acquired by such Guarantor after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Note Purchase Agreement other than those properties as to which the failure to have good and sufficient title could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases to which such Guarantor is a party to are valid and subsisting and are in full force and effect in all material respects, other than those leases as to which the failure to be valid, subsisting or in full force and effect in all material respects could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)	Except as disclosed in Schedule 5.11 to the Note Purchase Agreement,

(1)      such Guarantor and its subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade names and domain names or rights thereto necessary for the performance of its business, taken as a whole, without known conflict with the rights of others, except where the failure to so own or possess such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(2)      to the best knowledge of such Guarantor, no product of such Guarantor infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, domain name or other right owned by any other Person; and

(3)      to the best knowledge of such Guarantor, there is no violation by any Person of any right of such Guarantor or any of its subsidiaries with respect to any patent, copyright, service mark, trademark, trade name, domain name or other right owned or used by such Guarantor or any of its subsidiaries, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)        (1) Such Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. Neither such Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by such Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of such Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code other than such liabilities or Liens that would not result, individually or in the aggregate, in a Material Adverse Effect.

(2)       The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities in an amount that could reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(3)       Such Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (or, to the knowledge of such Guarantor, are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, would result in a Material Adverse Effect.

(4)       The expected postretirement benefit obligation (determined as of the last day of such Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of such Guarantor and its ERISA Affiliates could not reasonably be expected to result in a Material Adverse Effect.

(5)       The execution and delivery of this Guaranty will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by such Guarantor in the first sentence of this Section 5(j)(5) is made in reliance upon and subject to the accuracy of each Holder’s representation in Section 6.2 of the Note Purchase Agreement as to the source of the funds used to pay the purchase price of the Notes to be purchased by such Holder.

For purposes of this Section 5(j) “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employee together with such Guarantor under Section 414 of the Code.

(k)       Neither such Guarantor nor any of its subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

(l)        Neither such Guarantor nor any of its subsidiaries has received any notice of any Environmental Liability, and no proceeding has been instituted raising any Environmental Liability against such Guarantor, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Note Holders in writing:

(1)      neither such Guarantor nor any of its subsidiaries has knowledge of any basis or facts which would give rise to any Environmental Liability, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(2)      neither such Guarantor nor any of its subsidiaries has failed to comply with any Environmental Law, including any requirement to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(3)      neither such Guarantor or any of its subsidiaries has become subject to any Environmental Liability except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(m)      Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6.	AMENDMENTS, WAIVERS AND CONSENTS.

(a)       This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6.

(b)       The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c)       No Guarantor will directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d)       Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders of Notes affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e)       Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 7.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)      if to a Note Holder or its nominee, to such Note Holder or its nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Note Holder or its nominee shall have specified to any Guarantor or the Company in writing,

(2)      if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

(3)      if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of the Chief Financial Officer of the Company, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 7 will be deemed given only when actually received.

SECTION 8.	MISCELLANEOUS.

(a)       No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)       The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Note Holder, on Schedule A to the Note Purchase Agreement or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors or the Company on behalf of the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c)       Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)       If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)       This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. Notwithstanding any provision of this Guaranty to the contrary, if a Guarantor is no longer obligated as a co-obligor or a guarantor under the Bank Credit Agreement and the Company shall have complied with its obligations under Section 9.6(b) of the Note Purchase Agreement, the obligations of such Guarantor hereunder shall be automatically discharged and released. From and after such release, such Guarantor shall no longer be deemed to be a “Guarantor” hereunder unless such Guarantor is required to subsequently execute a Supplement hereto pursuant to the terms of Section 9.6(a) of the Note Purchase Agreement.

(f)        This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(g)       This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

(h)       EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS (OR, IF SUCH FEDERAL COURT DOES NOT HAVE JURISDICTION, ANY STATE OF ILLINOIS COURT LOCATED IN CHICAGO, ILLINOIS) FOR THE ADJUDICATION OF ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY, AND CONSENTS TO THE SERVICE OF ALL WRITS, PROCESS AND SUMMONSES BY REGISTERED OR CERTIFIED MAIL OUT OF ANY SUCH COURT OR BY SERVICE OF PROCESS ON SUCH GUARANTOR AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 7 HEREOF. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER OR TO BRING ANY PROCEEDING HEREUNDER IN ANY JURISDICTION WHERE SUCH GUARANTOR MAY BE AMENABLE TO SUIT. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO ANY SUIT, ACTION OR PROCEEDING IN ANY ILLINOIS COURT OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS ON THE GROUNDS OF VENUE AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i)        EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM LOCATED AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AS THE DESIGNEE, APPOINTEE AND AGENT OF EACH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF EACH GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO EACH GUARANTOR AT EACH RESPECTIVE ADDRESS SET FORTH IN SECTION  7 HEREOF, BUT THE FAILURE OF ANY GUARANTOR TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE COURTS REFERRED TO IN SECTION 8(H) IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY GUARANTOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.

SECTION 9.	RESTATEMENT.

Effective upon (i) the execution of this Guaranty by each party hereto, and (ii) upon all the conditions precedent to the effectiveness of the Note Purchase Agreement having been satisfied, the Original Subsidiary Guaranty is amended and restated to read as set forth in this Guaranty.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS GUARANTY TO BE DULY EXECUTED BY AN AUTHORIZED REPRESENTATIVE AS OF THE DATE FIRST WRITTEN ABOVE.

RTBD, INC.

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title President

RUBY TUESDAY, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT FINANCE, INC.

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RUBY TUESDAY GC CARDS, INC.

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT TAMPA FRANCHISE, LP

By: /s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT ORLANDO FRANCHISE, LP

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT SOUTH FLORIDA FRANCHISE, LP

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT NEW YORK FRANCHISE, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT SOUTHWEST FRANCHISE, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT MICHIANA FRANCHISE, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT FRANCHISE ACQUISITION, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT KENTUCKY RESTAURANT HOLDINGS, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT FLORIDA EQUITY, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RTGC, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT WEST PALM BEACH FRANCHISE, LP

By: /s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT MICHIGAN FRANCHISE, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

RT DETROIT FRANCHISE, LLC

By:	/s/ Marguerite N. Duffy

Name Marguerite N. Duffy

Title Vice President

GUARANTY SUPPLEMENT

To the Holders (as defined in the hereinafter

  defined Guaranty Agreement)

Ladies and Gentlemen:

WHEREAS, in order to refinance existing indebtedness and for general corporate purposes of Ruby Tuesday, Inc., a corporation organized under the laws of the State of Georgia (the “Company”), and its Subsidiaries, the Company entered into that certain Note Purchase Agreement dated as of April 1, 2003 (the “Original Note Purchase Agreement”) between the Company, and each of the institutional investors named in Schedule A attached thereto, under and pursuant to which the Company issued (a) $85,000,000 original aggregate principal amount of its 4.69% Senior Notes, Series A, due April 1, 2010 (the “Original Series A Notes”) and (b) $65,000,000 original aggregate principal amount of its 5.42% Senior Notes, Series B, due April 1, 2013 (the “Original Series B Notes” and together with the Original Series A Notes, being collectively, the “Original Notes”).

In connection with the Original Note Purchase Agreement, the Guarantors entered into that certain Subsidiary Guaranty Agreement dated as of April 1, 2003 (the “Original Subsidiary Guaranty”) in favor of the Holders (as defined below), in order to guarantee the obligations of the Company under the Original Note Purchase Agreement and the Original Notes.

The Company is concurrently herewith amending and restating (a) the Original Note Purchase Agreement to be in the form of the Amended and Restated Note Purchase Agreement dated as of May 21, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company, and each of the institutional investors named in Schedule A attached thereto (the “Note Holders”) and (b)(i) the Original Series A Notes to be the $85,000,000 aggregate principal amount of its 8.19% Senior Notes, Series A, due April 1, 2010 (the “Series A Notes”) and (ii) the Original Series B Notes to be the $65,000,000 aggregate principal amount of its 8.92% Senior Notes, Series B, due April 1, 2013 (the “Series B Notes” and together with the Series A Notes, being collectively, the “Notes”). The Note Holders together with their respective successors and assigns are collectively referred to herein as the “Holders.” Capitalized terms

Exhibit A

(to Guaranty Agreement)

used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

WHEREAS, as a condition precedent to entering into the Original Note Purchase Agreement, purchasing the Original Notes and amending and restating the Original Note Purchase Agreement and Original Notes as referred to above, the Note Holders have required that from time to time certain subsidiaries of the Company enter into that certain Amended and Restated Subsidiary Guaranty Agreement dated as of May 21, 2008 as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.6(a) of the Note Purchase Agreement, the Company has agreed to cause the undersigned, ____________, a [corporation] organized under the laws of ______________ (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty Agreement attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty Agreement.

The undersigned is the duly elected ____________ of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence such Additional Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as a Guarantor thereunder and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

Upon execution of this Guaranty Supplement, the Guaranty Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated: _________________, 20	.

[NAME OF ADDITIONAL GUARANTOR]

A-2

By

Its

CH2\2469100.4

A-3